UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2009
Date of Report (Date of earliest event reported)

SAFESTITCH MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19437	11-2962080
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

4400 Biscayne Boulevard, Suite A-100, Miami, Florida 33137
(Address of principal executive offices) (Zip Code)

(305) 575-4145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2009, the Board of Directors (the “Board”) of SafeStitch Medical, Inc., a Delaware corporation (the “Company”), appointed Dr. Chao C. Chen to fill a vacancy on the Board.  Mr. Chen will serve until the next annual meeting of the Company’s stockholders or until his earlier death, resignation or removal.

Chao C. Chen, Ph.D., age 56, has served since May 2009 as Chief Operating Officer of UniMed VM, a Taiwanese investment company.  From September 2008 to May 2009, Dr. Chen served as Vice President of TaiMed Inc., a Taiwanese investment company, where he was responsible for medical technology investments.  From 1983 to 2008 Dr. Chen served in various positions for the Cordis and Ethicon medical device subsidiaries of Johnson & Johnson.  In these positions, Dr. Chen was responsible for strategic planning, business integration, product commercialization and new technology research and development.

Item 7.01	Regulation FD Disclosure

On September 29, 2009, the Company issued a press release announcing Mr. Chen’s appointment to the Board.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.  The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated September 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFESTITCH MEDICAL, INC.

By:	/s/ Adam S. Jackson
Name: Adam S. Jackson
Title: Chief Financial Officer

Date:     September 29, 2009

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 29, 2009.